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                                                                     EXHIBIT 4.2

         FOURTH AMENDMENT, dated as of September 25, 1997 (the "Fourth Amendment"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and UNION BANK OF CALIFORNIA, N.A., as Agent.


                               W I N E S S E T H :

         WHEREAS, the Borrower has requested the Lenders to permit the sale of its radio and radio related businesses (the "Radio Group Sale") pursuant to (i) that certain Asset Purchase Agreement dated as of August 25, 1997, by and among the Borrower, Clear Channel Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and Clear Channel Communications, Inc. (the "Group I Asset Purchase Agreement") and (ii) that certain Asset Purchase Agreement dated as of August 25, 1997, by and among the Borrower, L.Paxson, Inc., Clear Channel Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and Clear Channel Communications, Inc. (the "Group II-V Asset Purchase Agreement") and together with the Group I Asset Purchase Agreement and each of the exhibits and schedules annexed thereto, the "Asset Purchase Agreements"). Clear Channel Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and Clear Channel Communications, Inc. are referred to herein individually and collectively as "Clear Channel". The Radio Group and related transactions contemplated under the Asset Purchase Agreements are described in greater detail in Exhibits A and B attached hereto.

         WHEREAS, the proceeds from the Radio Group Sale will be used, in part, to consummate the asset acquisitions (the "Asset Acquisitions") described on Schedule C attached hereto in connection with the Radio Group Sale, which Radio Group Sale and Asset Acquisitions are intended by the Borrower to qualify, in part, as a Section 1031 "like-kind" exchange of assets (a "1031 Exchange") pursuant to the Internal Revenue Code;

         WHEREAS, in connection with such Radio Group Sale and Asset Acquisitions, the Lenders have requested the Borrower to provide a new business plan (the "Business Plan") to the Lenders for their approval on or prior to November 1, 1997, which Business Plan shall describe the assets and business strategies of the Borrower and its Subsidiaries for the period (the "Business Plan Period") from such date through the scheduled termination of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used as so defined.



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         2.       Amendments to Credit Agreement. The provisions contained in this Section 2 of this Fourth Amendment shall be effective until BP Lender Approval is obtained, at which point the amendments to the Credit Agreement contained in this Section 2 of this Fourth Amendment shall cease to be in effect and the provisions of the Credit Agreement amended by this Section 2 of this Fourth Amendment shall be in effect as such provisions were in effect prior to this Fourth Amendment, except as such provisions may be amended, modified or supplemented subsequent to the date hereof in accordance with the Credit Agreement.

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

                  "Asset Acquisitions": as defined in the Fourth Amendment.

                  "BP Lender Approval": the approval of the Business Plan by the BP Required Lenders in a manner satisfactory to the Administrative Agent.

                  "BP Required Lenders": at a particular time, the holders of at least 66- 2/3% of the aggregate unpaid principal amount of the Loans, or, if no Loan are outstanding, Lenders the Commitment Percentages of which aggregate at least 66- 2/3%.

                  "Business Plan": as defined in the Fourth Amendment.

                  "Business Plan Period": as defined in the Fourth Amendment.

                  "Fourth Amendment": the Fourth Amendment, dated as of September 25, 1997, to this Agreement.

                  "Group V Radio Assets": as defined in Exhibit A to the Fourth Amendment.

                  "Radio Group Sale": as defined in the Fourth Amendment.

                  "1031 Exchange": as defined in the Fourth Amendment.

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by inserting immediately after the radio "6.5 to 1.00" in the last line of the definition of "Applicable Margin" the following:

                  "; provided, further, that from October 1, 1997, the Applicable Margin for Eurodollar Loans shall be 3.00% and for Base Rate Loans shall be 1.75%; provided, further, however, that if BP Lender Approval is not obtained prior to December 20, 1997, the Applicable Margin shall increase to 3.50%, 4.00%, 4.50% and 5.00% for Eurodollar Loans and to 2.25%, 2.75%, 3.25% and 3.75% for Base Rate


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               Loans on the first date of each fiscal quarter of the Borrower thereafter for each of the subsequent four fiscal quarters of the Borrower respectively".

                  C. Subsection 1.1 of the Credit Agreement is hereby further amended by inserting immediately after the words "Schedule 1.1C" where they appear in the definition of "Preapproved Acquisition" the following:

                  "and each of the Asset Acquisitions."

                  D. Subsection 2.6(c) of the Credit Agreement is hereby amended by inserting immediately after the word "debt" in the first and third lines thereof the words "or equity".

                  E. Section 5 of the Credit Agreement is hereby amended by inserting at the end of such Section the following subsection 5.14:

                  "5.14 Business Plan. Deliver to the Lenders on or before November 1, 1997, a business Plan reasonably satisfactory to the BP Required Lenders; provided that such Business Plan will not be reasonably satisfactory to the BP Required Lenders unless it (a) indicates that the Borrower and its Subsidiaries will be in compliance with the provisions of this Agreement (including but not limited to subsection 6.1) during the Business Plan Period, (b) specifies that, but for the Radio Group Sale, the assets of the Borrower and its Subsidiaries during the Business Plan Period shall be comparable to the assets of the Borrower and its Subsidiaries before the Radio Group Sale and such assets of the Borrower and its Subsidiaries shall be used in a manner consistent with the use of the assets of the Borrower and its Subsidiaries before the Radio Group Sale, unless the BP Required Lenders agree otherwise and (c) is based on financial assumptions that are reasonable in light of the historic financial performance of comparable assets owned by the Borrower on the date hereof."

                  F. Subsection 6.2(g) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  " provided, further, that after September 30, 1997 neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to any unsecured Indebtedness not outstanding on such date;".

                  G. Subsection 6.2(i) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  " provided, further, that after September 30, 1997 neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to any Exchangeable Preferred Stock not outstanding on such date;".


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                  H. Subsection 6.4(d) of the Credit Agreement is hereby amended by deleting the amount "$35,000,000" in the second line thereof and substituting in lieu thereof the amount "$10,000,000".

                  I. Subsection 6.4(j) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided that after September 30, 1997 no Permitted Acquisitions shall be permitted;".

                  J. Subsection 6.4(i) of the Credit Agreement is hereby amended by inserting immediately after the ";" in the last line of such subsection the following:

                  " provided, further, that after September 30, 1997 neither the Borrower nor any Subsidiary shall make any additional Investment arising from the acquisition of any Equivalent Assets in connection with any Asset Swap".

                  K. Subsection 6.4 of the Credit Agreement is hereby amended by
(a) deleting the word "and" where it appears in the last line of subsection 6.4(l), (b) deleting the "." in the last line of subsection 6.4(m) and substituting in lieu thereof "; and", and (c) inserting at the end of subsection
6.4 the following subsection 6.4(n):

                  "(n) Upon the sale by the Borrower of the High Basis Radio Assets (as such term is defined in the Credit Agreement, dated as of July 11, 1997, among Travel Channel Acquisition Corporation, the lenders from time to time parties thereto and Union Bank of California, N.A. (the "Travel Channel Credit Agreement")), the proceeds of such sale shall be invested by the Borrower in Travel Channel Acquisition Corporation to repay all outstanding principal, interest, fees and other amounts due pursuant to the Travel Channel Credit Agreement (the total amount of which shall not exceed $23,000,000)."

                  L. Subsection 6.5(f) of the Credit Agreement is hereby amended by deleting the amount "$65,000,000" in the fourth line thereof and substituting in lieu thereof the amount "$25,000,000".

                  M. Subsection 6.6(b) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided, further, that after September 30, 1997 no such Restricted Payments shall be permitted;".

                  N. Subsection 6.6(f) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided that after September 30, 1997 no such redemption shall be permitted;".


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                                                                              5


                  O. Subsection 6.7(b) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided that after September 301, 997 no further Asset Sales shall be permitted other than the Radio Group Sale and, to the extent the conditions set forth in clauses (w), (x) and (z) are satisfied, sales of WSRF-AM, Ft. Lauderdale, Florida, WCEE-TV, St. Louis, Missouri, WILV-TV, Grand Rapids, Michigan, billboards located in Tampa, Florida and interests in two inactive sports team franchises (arena football and minor league hockey);".

                  P. Subsection 6.7(e) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided, further, that after September 30, 1997 no additional Asset Swap shall be permitted;".

         3.       Further Amendment to Credit Agreement.

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the words "for the 1997 fiscal year of the Borrower" in the last sentence of the definition of "Leverage Ratio" and substituting in lieu thereof the words "before December 31, 1997".

                  B. Subsection 2.6(d) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                  "provided, further, that any Net Cash Proceeds from the Radio Group Sale may be used to effectuate a 1031 Exchange and any other Net Cash Proceeds from the Radio Group Sale may be used for any other purpose permitted by this Agreement, including to consummate any Preapproved Acquisitions, and any such Net Cash Proceeds remaining after the expiration of the 180 day period for the consummate of a 1031 Exchange shall be applied to prepay the Loans, and, prior to BP Lender Approval, may not be reborrowed notwithstanding anything to the contrary contained in this Agreement.

         4. Amendment Fee. The Borrower hereby agrees to pay a fee in an amount equal to 0.10% of such Lender's Commitment to each Lender that approves this Fourth Amendment by executing and delivering to the Administrative Agent or its counsel said Amendment on or before September 25, 1997.

         5. Effective Date. This Fourth Amendment will become effective as of the date (the "Effective Date") hereof upon its execution by the Borrower and the Required Lenders in accordance with the terms of the Credit Agreement.

         6. Representations and Warranties. The Borrower represents and warrants to each Lender that (a) this Fourth Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such


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enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

         7. Continuing Effect. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

         8. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9. Counterparts. This Fourth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         10. Payment of Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.


                                    PAXSON COMMUNICATIONS
                                    CORPORATION


                                    By:  /s/ Arthur Tele
                                        --------------------------------
                                        Title: Treasurer


                                    UNION BANK OF CALIFORNIA, N.A., as
                                    Agent


                                    By:  /s/ Christine P. Ball
                                        --------------------------------
                                        Title: Vice President


                                    THE BANK OF NEW YORK


                                    By:  /s/
                                        --------------------------------
                                        Title: Senior Vice President


                                    CIBC, INC.


                                    By:  /s/
                                        --------------------------------
                                        Title: Director, CIBC WOOD GUNBY
                                              SECURITIES CORP., AS AGENT


                                    THE FIRST NATIONAL BANK OF BOSTON


                                    By:  /s/
                                        --------------------------------
                                        Title:

                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA


                                    By:  /s/
                                        --------------------------------
                                        Title: SVP



                                    ARN-AMRO BANK N.W.
                                    ABN AMRO NORTH AMERICA, INC.


                                    By:  /s/
                                        --------------------------------
                                        Title: GVP



                                    BANK OF AMERICA ILLINOIS


                                    By:  /s/
                                        --------------------------------
                                        Title: Managing Director



                                    BANK OF MONTREAL


                                    By:  /s/
                                       --------------------------------
                                        Title: Director



                                    BARNETT BANK, N.A.


                                    By:  /s/
                                        --------------------------------
                                        Title: Vice President

                                    FLEET NATIONAL BANK


                                    By:  /s/ Eileen M. Burke
                                        --------------------------------
                                        Title: Senior Vice President



                                    LTCB TRUST COMPANY



                                    By:  /s/
                                        --------------------------------
                                        Title: Senior Vice President


                                    THE SUMITOMO BANK, LIMITED


                                    By:  /s/ Allen L. Harvell, Jr.
                                        --------------------------------
                                        Title: VICE PRESIDENT & MGR.


                                    By:  /s/ M. Phillip Freeman
                                        --------------------------------
                                        Title: VICE PRESIDENT


                                    SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                    By:  /s/ David D. Miller
                                        --------------------------------
                                        Title: Vice President